Exhibit 99.1

            Schnitzer Steel Reports Second Quarter Earnings

    PORTLAND, Ore.--(BUSINESS WIRE)--April 10, 2006--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) today reported net income of $21.1 million, or $ .68 per diluted share, for the fiscal 2006 second quarter ended February 28, 2006.
    Fiscal year-to-date, the Company reported net income of $62.6 million, or $2.03 per diluted share. Included in year-to-date net income was a gain of $34 million (after tax) related to the disposition of joint venture assets under the agreement between the Company and Hugo Neu for the termination of their joint ventures. Net income was also reduced by a charge of $11 million relating to a reserve taken by the Company for the estimated amount to settle the ongoing SEC and Department of Justice investigations into the Company's past payment practices in Asia. Excluding the gain from the disposition of joint venture assets and the charge for the investigation reserve, year-to-date net income was $40 million, or $ 1.30 per diluted share.


  (in millions, except per-  Second   Second    First  Year to Year to
         share data)         Quarter  Quarter  Quarter   Date    Date
                              2006     2005     2006    2006     2005
----------------------------------------------------------------------
Revenues                      $  403   $  216  $  389   $  792  $ 415
-----------------------------  ------   ------  ------   ------  -----
Net Income                    $   21   $   36  $   42   $   63  $  79
-----------------------------  ------   ------  ------   ------  -----
Diluted EPS                   $  .68   $ 1.15  $ 1.34   $ 2.03  $2.53
-----------------------------  ------   ------  ------   ------  -----
Gain on Asset Disposition         --       --  $   34   $   34     --
-----------------------------  ------   ------  ------   ------  -----
Charge for Investigation
 Reserve                          --       --  ($  11) ($   11)    --
-----------------------------  ------   ------  ------   ------  -----
Net Income excluding  Gain on
 Asset Disposition and Charge
 for Investigation Reserve    $   21   $   36  $   19   $   40  $  79
-----------------------------  ------   ------  ------   ------  -----
Diluted EPS excluding Gain on
 Asset Disposition and Charge
 for Investigation Reserve    $ 0.68   $ 1.15  $ 0.61   $ 1.30  $2.53
-----------------------------  ------   ------  ------   ------  -----


    "Schnitzer Steel continued to take advantage of strong market fundamentals by posting another solid quarter," said John Carter, President and CEO. "We remain optimistic about our outlook and remain focused on maximizing the long-term value of our businesses. During the second quarter, we continued to make progress integrating the businesses acquired during the first quarter and to improve our productivity through several ongoing projects intended to upgrade and replace infrastructure and equipment across the Company."
    Commenting on the first quarter's results, Mr. Carter said, "Overall, the performance of each of our business segments was consistent with our expectations and market conditions. The Metals Recycling Business had a substantial increase in volumes due to increased output in the Northeast and the completion of several sales on the West Coast which had been delayed from the first quarter. On the materials acquisition side, we had expected to see the decrease in the cost of buying our materials to be greater than the decrease in export sales prices, resulting in an improvement in margins. However, particularly in the Northeast and Southeast the high price for recycled scrap metal continued to result in increased competition to purchase materials, primarily due to the strong domestic steel industry. Our operations in these regions actually experienced increased costs for the acquisition of raw materials."
    "Our Steel Manufacturing Business had its second consecutive record quarter for earnings driven by continued strong West Coast demand for steel products. As expected, earnings in the Auto Parts Business were lower than the first quarter due to seasonal factors impacting retail sales at our self-service Pick-N-Pull stores and lower revenues from scrap sales which combined with a higher cost basis for inventory sold."

    Metals Recycling Business

    The Metals Recycling segment, which includes the operations of businesses acquired during the first quarter, continues to benefit from strong worldwide fundamentals for scrap metal producers.


($ in millions, except  Second   Second     First    Year to   Year to
 selling prices; volume Quarter  Quarter    Quarter    Date     Date
 in thousand long tons)  2006     2005     2006 (1)  2006 (1)   2005
----------------------------------------------------------------------
Revenues               $    295 $   152   $    281 $      577 $   297
----------------------- -------- -------   -------- ---------- -------
Ferrous Sales          $    239 $   134   $    234 $      473 $   260
----------------------- -------- -------   -------- ---------- -------
Ferrous Volumes
 (Processing/Trading)   912/154  476/--    662/307  1,574/461  947/--
----------------------- -------- -------   -------- ---------- -------
Avg. Net Ferrous Sales
 Prices ($/LT)
(Processing/Trading)   $197/178 $240/--   $205/216 $  201/203 $238/--
----------------------- -------- -------   -------- ---------- -------
Operating Income       $     19 $    39   $     16 $       36 $    74
----------------------- -------- -------   -------- ---------- -------

(1) Includes the results of the operations acquired through the HNC separation and termination agreement and the acquisition of Regional Recycling as if they were acquired at the beginning of the fiscal year.


    Revenues from the Metals Recycling Business increased 5% over the first quarter of 2006. The increase was a result of higher sales volumes from the West Coast and Northeastern operations and partially offset by lower average sales prices.
    The worldwide markets for scrap metal remain good. The unsettled export markets that existed at the end of the first quarter continued into the early part of the second quarter, although by the end of the quarter the market was beginning to show signs of strength. Domestic scrap prices continued to remain higher than export prices driven by strong market conditions in the U.S. steel industry.
    The Metals Recycling Business reported a decline in year over year quarterly operating income of 52% as a result of higher buying prices, significantly lower selling prices and the high cost of operating outdated and inefficient equipment.
    The Company's Southeastern operations were profitable for the quarter.
    Volumes in the Global Trading Business were significantly lower than the first quarter due to unusually harsh winter weather and strong Russian domestic demand. Revenues in the Global Trading Business were lower due to the lower volumes and a focus on selling lower grade materials.
    In addition to the installation of a new mega-shredder and other yard improvements in Boston, work continued on the installation of mega-shredders at facilities in Portland and Oakland and the installation of a new dock in Portland.

    Auto Parts Business

    The Auto Parts Business reported higher year over year revenues due to the additional self-service stores acquired in January 2005 and the acquisition of GreenLeaf during the first quarter of fiscal 2006.


($ in millions, except
 locations)                Second  Second   First   Year to   Year to
                           Quarter  Quarter Quarter   Date      Date
                             2006    2005  2006 (1)  2006 (1)   2005
----------------------------------------------------------------------
Revenues                    $   50  $   24   $   53   $ 103       $48
--------------------------   ------  ------   ------   -----       ---
Operating Income            $    4  $    7   $    8   $  12        14
--------------------------   ------  ------   ------   -----       ---
Locations (end of quarter)      49      30       49      49        30
--------------------------   ------  ------   ------   -----       ---

(1) Includes the results of GreenLeaf Auto Recyclers as if it was acquired at the beginning of the fiscal year.


    Revenues for the Auto Parts Business increased 104% over the same period last year, primarily as a result of the acquisitions and higher same store retail parts and core sales. The increased revenues were partially offset by significantly lower prices for scrapped auto bodies.
    During the quarter, year over year operating income declined 48%. Lower prices for the sale of scrapped auto bodies combined with higher purchase costs for inventory resulted in a reduction in operating margins, offsetting the improved retail parts and core sales. In addition, the full-service GreenLeaf operation posted a modest loss as the Company continued the process of implementing its integration strategy. Toward the end of February, the first GreenLeaf self-service conversion was completed when a site in Fort Worth, Texas began operating as a Pick-N-Pull store.

    Steel Manufacturing Business

    The Steel Manufacturing Business had its second consecutive record quarter for operating income as it continued to benefit from a strong West Coast market for steel products.


($ in millions, except      Second   Second    First   Year to Year to
 selling prices; volume in  Quarter   Quarter  Quarter   Date    Date
 thousand tons)              2006      2005     2006     2006    2005
----------------------------------------------------------------------
Revenues                     $   90   $    67  $   89  $  179    $137
---------------------------   ------   -------  ------  ------    ----
Avg. Net Sales Prices ($/T)  $  522   $   517  $  517  $  519    $525
---------------------------   ------   -------  ------  ------    ----
Sales Volume                    165       125     166     331     251
---------------------------   ------   -------  ------  ------    ----
Operating Income             $   16   $     5  $   16  $   32    $ 18
---------------------------   ------   -------  ------  ------    ----


    Revenues for the Steel Manufacturing Business rose 34% compared to the second quarter of last year. Sales volumes increased 32% and the average price per ton increased slightly as customer demand remained strong through the winter months and was not impacted by normal seasonality.
    Operating income was 203% higher than in the same period last year, primarily reflecting higher volumes, lower scrap costs and improved productivity. In addition, margins were increased by an improvement in product mix, as the Company produced and sold a greater proportion of higher margin rebar and a lesser proportion of lower margin wire rod.

    Outlook

    The company said the factors that will affect its results in the third quarter of 2006 include:

    Metals Recycling Business:

    Pricing: The export markets are expected to remain subject to cyclical fluctuations. Based on sales booked to date, and the Company's current view of the market, average net selling prices in the processing operation are expected to be up slightly from the second quarter of this year. Average sales prices in the Global Trading business are expected to approximate prices in the processing business as the product mix improves.
    The Company continues to expect competition for the purchase of materials due to the strong worldwide demand for recycled metal. However, purchase prices may rise at a lower rate than sales prices, providing an opportunity for improved margins.
    Sales volumes: Ferrous scrap volumes in the domestic processing business are expected to increase slightly in the third quarter. Sales volumes in the Global Trading business are expected to nearly double from the second quarter as the impact of winter weather shipping conditions is reduced and higher market prices increase the flow of processed material available for purchase from Russia and the Baltic Sea region.

    Auto Parts Business:

    The third quarter in the self-service Auto Parts Business has historically been one of the strongest periods for retail demand. Customer admissions and retail parts sales are expected to increase compared to the second quarter and be slightly improved from the third quarter of 2005. Wholesale revenues from the sale of cores and scrapped auto bodies are also expected to increase from the second quarter based on higher expected scrap metal prices.
    Margins in the third quarter are expected to improve compared to the second quarter due to higher revenues from retail and core sales. As scrap prices remain high, the Company continues to see significant competition for the purchase of auto bodies, which results in higher costs to purchase inventory. Higher purchase costs for inventory are expected to result in margins which will be lower than during the third quarter of 2005.
    The integration of the GreenLeaf operation is expected to result in the conversion of two additional full-service locations to self-service stores toward the end of the third quarter. Due to advertising and other start-up costs which are incurred before a store begins retail operations, the stores going through the conversion process will be a drag on operating earnings until such time as all stores are converted.
    The GreenLeaf full-service operation is expected to break-even or post a small profit during the quarter.

    Steel Manufacturing Business:

    Pricing: West Coast consumption of finished steel long products continues to remain strong and the Company is seeing good demand for rebar and merchant bar. Based on current market conditions, the Company expects average prices for the third quarter to approximate the second quarter of this year, and be slightly higher than the third quarter of last year. Increased competition from imports, particularly for wire rod, could put downward pressure on pricing.
    Volumes: The Company continues to see strong demand for finished steel products and customer inventories remain low. As a result, third quarter sales volumes are expected to be slightly higher than the 172,000 tons shipped in the third quarter of 2005.

    Second Quarter 2006 Conference Call

    A conference call to discuss results will be held today, April 10, 2006, at 11:30 a.m. EDT, hosted by John Carter, Chief Executive
Officer and Greg Witherspoon, Chief Financial Officer. The call will be webcast and is accessible on Schnitzer Steel's web site at www.schnitzersteel.com.

    Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metals products in the United States with 28 operating facilities located in 11 states throughout the country, including six export facilities located on both the East and West Coasts and in Hawaii. SSI's vertically integrated operating platform also includes its auto parts and steel manufacturing businesses. SSI's auto parts business sells used auto parts through its 31 Pick-n-Pull self service facilities and 18 Greenleaf full service facilities located in 14 states and western Canada. With an annual production capacity of 700,000 tons, SSI's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. SSI commenced its 100th year of operations in 2006.

    This news release includes two non-GAAP financial measures, "net income excluding a gain on disposition of joint venture assets and charge for investigation reserve" and "earnings per diluted share excluding a gain on disposition of joint venture assets and charge for investigation reserve." Management believes that by excluding the impact of the gain and the charge for the investigation reserve, these measures allow for better comparisons to prior periods and provide a better insight into the Company's operating performance.

    This news release, particularly the "Outlook" section, contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company's outlook for the business, and can be identified generally because they contain "expect," "believe," "anticipate," "estimate" and other words that convey a similar meaning. One can also identify these statements as statements that do not relate strictly to historical or current facts. Examples of factors affecting the Company that could cause actual results to differ materially from current expectations are the following: volatile supply and demand conditions affecting prices and volumes in the markets for both the Company's products and raw materials it purchases; world economic conditions; world political conditions; changes in federal and state income tax laws; impact of pending or new laws and regulations regarding imports and exports into the United States and other foreign countries; foreign currency fluctuations; competition; seasonality, including weather; energy supplies; freight rates; loss of key personnel; the inability to complete expected large scrap export shipments in the current quarter; consequences of the pending investigation by the Company's audit committee into past payment practices in Asia; business integration issues relating to acquisitions of businesses and the separation of the joint venture business described above; and business disruptions resulting from installation or replacement of major capital assets, as discussed in more detail under the heading "Factors That Could Affect Future Results" in the Company's most recent annual report on Form 10-K or quarterly report on Form 10-Q. One should understand that it is not possible to predict or identify all factors that could cause actual results to differ from the Company's forward-looking statements. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. The Company does not assume any obligation to update any forward-looking statement.
    For more information about Schnitzer Steel Industries, Inc. go to www.schnitzersteel.com.




                   SCHNITZER STEEL INDUSTRIES, INC.
                         FINANCIAL HIGHLIGHTS
               (in thousands, except per share amounts)
                              (Unaudited)

                                 For the Three     For the Six Months
                                  Months Ended           Ended
                               ------------------- -------------------
                               Feb. 28,  Feb. 28,  Feb. 28,  Feb. 28,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

REVENUES:

Metals Recycling Business:
  Ferrous sales:
      Processing               $205,579  $133,647  $360,852  $260,479
      Trading                    33,312             112,000
  Nonferrous sales               54,301    16,943   100,061    32,597
  Other sales                     1,791     1,490     3,467     3,536
                               --------- --------- --------- ---------
      Total sales               294,983   152,080   576,380   296,612

Auto Parts Business              49,982    24,448   103,379    47,834
Steel Manufacturing Business     89,535    66,820   178,691   136,842
Intercompany sales eliminations (31,215)  (27,602)  (66,492)  (66,581)
                               --------- --------- --------- ---------
      Total                    $403,285  $215,746  $791,958  $414,707
                               ========= ========= ========= =========


INCOME (LOSS) FROM OPERATIONS:

Metals Recycling Business:
      Processing               $ 19,594  $ 39,481  $ 36,689  $ 73,769
      Trading                      (727)               (515)
Auto Parts Business               3,630     6,963    11,986    13,952
Steel Manufacturing Business     16,246     5,358    32,316    18,118
Joint ventures                             16,205              36,669
Corporate expense                (8,987)   (5,008)  (28,466)   (8,599)
Intercompany eliminations         1,814       739     1,285    (2,424)
Environmental matter                  -    (7,725)        -    (8,225)
                               --------- --------- --------- ---------
      Total                    $ 31,570  $ 56,013  $ 53,295  $123,260
                               ========= ========= ========= =========



NET INCOME                     $ 21,118  $ 35,981  $ 62,648  $ 78,917
                               ========= ========= ========= =========

BASIC EARNINGS PER SHARE       $   0.69  $   1.18  $   2.05  $   2.60
                               ========= ========= ========= =========

DILUTED EARNINGS PER SHARE     $   0.68  $   1.15  $   2.03  $   2.53
                               ========= ========= ========= =========

SHARE INFORMATION (THOUSANDS):
   Basic shares outstanding      30,528    30,422    30,503    30,386
                               ========= ========= ========= =========

   Diluted shares outstanding    30,857    31,195    30,854    31,170
                               ========= ========= ========= =========



                   SCHNITZER STEEL INDUSTRIES, INC.
                   CONSOLIDATED STATEMENT OF INCOME
               (in thousands, except per share amounts)
                              (Unaudited)

                                 For the Three     For the Six Months
                                  Months Ended           Ended
                               ------------------- -------------------
                               Feb. 28,  Feb. 28,  Feb. 28,  Feb. 28,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------


 Revenues                      $403,285  $215,746  $791,958  $414,707
                               --------- --------- --------- ---------


Cost of goods sold              338,561   155,041   662,174   294,481
Selling, general and
 administrative                  33,540    13,172    78,627    25,410
Environmental matter                        7,725               8,225
                               --------- --------- --------- ---------


Income from wholly-owned
 operations                      31,184    39,808    51,157    86,591


 Operating income from joint
  ventures                          386    16,205     2,138    36,669
                               --------- --------- --------- ---------

 Operating income                31,570    56,013    53,295   123,260

 Other income (expense):
   Interest expense                (401)     (346)   (1,382)     (630)
   Other income (expense), net      689       368    65,130       279
                               --------- --------- --------- ---------
                                    288        22    63,748      (351)
                               --------- --------- --------- ---------


 Income before income taxes and
  minority interests             31,858    56,035   117,043   122,909

 Income tax provision           (10,591)  (19,500)  (46,148)  (42,772)
                               --------- --------- --------- ---------

 Income before minority
  interests                      21,267    36,535    70,895    80,137

 Minority interests, net of tax    (149)     (554)     (302)   (1,220)

 Pre-acquisition interests, net
  of tax                                             (7,945)
                               --------- --------- --------- ---------
 Net income                    $ 21,118  $ 35,981  $ 62,648  $ 78,917
                               ========= ========= ========= =========


 Basic earnings per share      $   0.69  $   1.18  $   2.05  $   2.60
                               ========= ========= ========= =========

 Diluted earnings per share    $   0.68  $   1.15  $   2.03  $   2.53
                               ========= ========= ========= =========



                   Schnitzer Steel Industries, Inc.
                     Selected Operating Statistics
                              (Unaudited)

                                            Total
                       Q1 FY06  Q2 FY06      FY06
                      -----------------------------
Metals Recycling
 Business
 Ferrous Recycled
  Metal Sales Prices
  ($/LT)(1)
      Domestic        $    207       202       205
      Exports         $    203       195       198
        Total
         Processing   $    205       197       201
      Trading         $    216       178       203

 Ferrous Processing
  Sales Volume
  (LT)(2)(3)
     Cascade           154,096   148,036   302,132
     Domestic          144,113   158,177   302,290
     Export            363,772   605,386   969,158
                       ----------------------------
       Total Processed 661,981   911,599 1,573,580
                       ----------------------------

 Ferrous Trading Sales
  Volume (LT)(3)
      Trading          306,716   154,387   461,103

                      -----------------------------
 Total Ferrous Sales
  Volume (LT)(2)(3)    968,697 1,065,986 2,034,683
                       ============================

 Nonferrous Sales
  Volume (pounds, in
  thousands)(3)         68,614    71,800   140,414


Steel Manufacturing
 Business
 Sales Prices
  ($/NT)(1)(2)
      Average         $    517       522       519

 Sales Volume (NT)
      Rebar             98,101    89,114   187,215
      Coiled Products   48,716    57,061   105,777
      Merchant Bar and
       Other            19,241    18,540    37,781
                       ----------------------------
        Total          166,058   164,715   330,773
                       ============================

Auto Parts Business
 Number of self-
  service locations at
  end of quarter            30        31
 Number of full-
  service sites at end
  of quarter (4)            19        18




                        Q1 FY05  Q2 FY05  Q3 FY05   Q4 FY05    FY05
                       -----------------------------------------------
Metals Recycling
 Business
 Ferrous Recycled
  Metal Sales Prices
  ($/LT)(1)
      Domestic         $    221 $    220  $    222 $    206 $      217
      Exports          $    245 $    247  $    237 $    216 $      238
        Total
         Processing    $    236 $    240  $    231 $    211 $      230
      Trading          $      - $      -  $      - $      - $        -

 Ferrous Processing
  Sales Volume
  (LT)(2)(3)
     Cascade            159,463  110,033   189,559  166,268    625,323
     Domestic            16,500    9,440    16,903   21,986     64,829
     Export             294,900  356,607   293,746  229,921  1,175,174
                        -------- --------  -------- -------- ---------
       Total Processed  470,863  476,080   500,208  418,175  1,865,326
                        -------- --------  -------- -------- ---------

 Ferrous Trading Sales
  Volume (LT)(3)
      Trading                 -        -         -        -          -

                            ------------------------------------------
 Total Ferrous Sales
  Volume (LT)(2)(3)     470,863  476,080   500,208  418,175  1,865,326
                        ======== ========  ======== ======== =========

 Nonferrous Sales
  Volume (pounds, in
  thousands)(3)          29,368   30,932    33,602   31,843    125,745


Steel Manufacturing
 Business
 Sales Prices
  ($/NT)(1)(2)
      Average          $    534 $    517  $    510 $    493 $      512

 Sales Volume (NT)
      Rebar              55,956   62,302   103,973   93,331    315,562
      Coiled Products    56,679   50,391    51,579   57,306    215,955
      Merchant Bar and
       Other             13,703   11,957    16,349   19,161     61,170
                        -------- --------  -------- -------- ---------
        Total           126,338  124,650   171,901  169,798    592,687
                        ======== ========  ======== ======== =========

Auto Parts Business
 Number of self-
  service locations at
  end of quarter             26       30        30       30         NA
 Number of full-
  service sites at end
  of quarter (4)              -        -         -        -         NA

(1) Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer.

(2) Includes sales to the Steel Manufacturing Business for all quarters.

(3) The Company elected to consolidate results of the businesses formed from the Hugo Neu Corporation separation agreement and Regional Recycling as though the transactions had occurred at the beginning of the fiscal year.

(4) Reflects the addition of Greenleaf Auto Recyclers to the Auto
    Parts Business in the first quarter of 2006.




    CONTACT: Schnitzer Steel Industries, Inc.
             Investor Relations Contact:
             Rob Stone, 503-224-9900
             ir@schn.com